Exhibit 99(c)(18)

CONFIDENTIAL   28 JULY 2008

DISCUSSION MATERIALS

Disclaimer

The information herein has been prepared by Lazard based upon information supplied by Tower Group, Inc. (the Company) and CastlePoint Holdings, Ltd. (CastlePoint) or publicly available information and portions of the information herein may be based upon certain statements, estimates and forecasts provided by the Company and CastlePoint with respect to the anticipated future performance of the Company and CastlePoint. We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company, CastlePoint or any other entity, or concerning solvency or fair value of the Company, CastlePoint or any other entity. With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company and CastlePoint to the future financial performance of the Company or CastlePoint. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise. These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard; provided however, that you may disclose to any and all persons the U.S. federal income tax treatment and tax structure of the transaction described herein and the portions of these materials that relate to such tax treatment or structure. Lazard is acting as investment banker to the Special Committee of the Board of Directors of Tower Group, Inc. (the Special Committee), and will not be responsible for and will not provide any tax, accounting, actuarial, legal or other specialist advice.

IRS Circular 230 Disclosure: This memorandum was not intended or written to be used and it cannot be used, by any taxpayer for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax law.

Table of Contents

I	SUMMARY COLLAR ANALYSIS	1

II	ADDITIONAL COLLAR ANALYSIS	4

I          Summary Collar Analysis

I SUMMARY COLLAR ANALYSIS

Summary Collar Analysis – Original Proposal

Assumes $1.83 cash consideration, 0.5000x exchange ratio, cap of $24.00, floor of $16.00 (midpoint of $20.00) and second collar at $15.00

	Price as a Multiple of:									Accretion/(Dilution)				Price as a Multiple of:
Traveler	2008E		6/30/08		Exchange		Consideration			EPS		BVPS	Premium	6/30/08		12/31/08
Share Price	EPS		BVPS		Ratio		Stock	Cash	Total	2009E	2010E	12/31/08 (a)	to Current	BVPS		BVPS
$26.00	8.8	x	1.88	x	0.4615	x	$12.00	$1.83	$13.83	(3)%	2%	18%	50%	1.25	x	1.17	x
25.50	8.6		1.85		0.4706		12.00	1.83	13.83	(4)%	1%	18%	50%	1.25		1.17
25.00	8.5		1.81		0.4800		12.00	1.83	13.83	(5)%	(0)%	19%	50%	1.25		1.17
24.50	8.3		1.77		0.4898		12.00	1.83	13.83	(6)%	(1)%	19%	50%	1.25		1.17
24.00	8.1		1.74		0.5000		12.00	1.83	13.83	(7)%	(2)%	19%	50%	1.25		1.17
23.50	8.0		1.70		0.5000		11.75	1.83	13.58	(7)%	(2)%	19%	47%	1.23		1.15
23.00	7.8		1.66		0.5000		11.50	1.83	13.33	(7)%	(2)%	19%	45%	1.21		1.13
22.50	7.6		1.63		0.5000		11.25	1.83	13.08	(7)%	(2)%	19%	42%	1.18		1.11
22.00	7.5		1.59		0.5000		11.00	1.83	12.83	(7)%	(2)%	19%	39%	1.16		1.09
21.50	7.3		1.56		0.5000		10.75	1.83	12.58	(7)%	(2)%	19%	37%	1.14		1.07
21.00	7.1		1.52		0.5000		10.50	1.83	12.33	(7)%	(2)%	19%	34%	1.12		1.05
20.50	6.9		1.48		0.5000		10.25	1.83	12.08	(7)%	(2)%	19%	31%	1.09		1.02
20.00	6.8		1.45		0.5000		10.00	1.83	11.83	(7)%	(2)%	19%	28%	1.07		1.00
19.50	6.6		1.41		0.5000		9.75	1.83	11.58	(7)%	(2)%	19%	26%	1.05		0.98
19.00	6.4		1.38		0.5000		9.50	1.83	11.33	(7)%	(2)%	19%	23%	1.03		0.96
18.50	6.3		1.34		0.5000		9.25	1.83	11.08	(7)%	(2)%	19%	20%	1.00		0.94
18.00	6.1		1.30		0.5000		9.00	1.83	10.83	(7)%	(2)%	19%	18%	0.98		0.92
17.50	5.9		1.27		0.5000		8.75	1.83	10.58	(7)%	(2)%	19%	15%	0.96		0.90
17.00	5.8		1.23		0.5000		8.50	1.83	10.33	(7)%	(2)%	19%	12%	0.93		0.88
16.50	5.7		1.21		0.5000		8.25	1.83	10.08	(7)%	(2)%	19%	9%	0.91		0.85
16.00	5.4		1.16		0.5000		8.00	1.83	9.83	(7)%	(2)%	19%	7%	0.89		0.83
15.50	5.3		1.12		0.5161		8.00	1.83	9.83	(8)%	(3)%	19%	7%	0.89		0.83
15.00	5.1		1.09		0.5333		8.00	1.83	9.83	(9)%	(5)%	20%	7%	0.89		0.83
14.50	4.9		1.05		0.5333		7.73	1.83	9.56	(9)%	(5)%	20%	4%	0.87		0.81
14.00	4.7		1.01		0.5333		7.47	1.83	9.30	(9)%	(5)%	20%	1%	0.84		0.79

(a)                     Book value per share assumes issuance at current Traveler share price of $22.08.

I SUMMARY COLLAR ANALYSIS

Summary Collar Analysis – Alternative Proposal

Assumes $1.83 cash consideration, 0.4850x exchange ratio, cap of $25.00, floor of $18.50 (midpoint of $21.75) and second collar at $16.75

	Price as a Multiple of:									Accretion/(Dilution)				Price as a Multiple of:
Traveler	2008E		6/30/08		Exchange		Consideration			EPS		BVPS	Premium	6/30/08		12/31/08
Share Price	EPS		BVPS		Ratio		Stock	Cash	Total	2009E	2010E	12/31/08 (a)	to Current	BVPS		BVPS
$26.00	8.8	x	1.88	x	0.4663	x	$12.13	$1.83	$13.96	(4)%	1%	18%	52%	1.26	x	1.18	x
25.50	8.6		1.85		0.4755		12.13	1.83	13.96	(5)%	0%	19%	52%	1.26		1.18
25.00	8.5		1.81		0.4850		12.13	1.83	13.96	(5)%	(0)%	19%	52%	1.26		1.18
24.50	8.3		1.77		0.4850		11.88	1.83	13.71	(5)%	(0)%	19%	49%	1.24		1.16
24.00	8.1		1.74		0.4850		11.64	1.83	13.47	(5)%	(0)%	19%	46%	1.22		1.14
23.50	8.0		1.70		0.4850		11.40	1.83	13.23	(5)%	(0)%	19%	44%	1.20		1.12
23.00	7.8		1.66		0.4850		11.16	1.83	12.99	(5)%	(0)%	19%	41%	1.18		1.10
22.50	7.6		1.63		0.4850		10.91	1.83	12.74	(5)%	(0)%	19%	38%	1.15		1.08
22.00	7.5		1.59		0.4850		10.67	1.83	12.50	(5)%	(0)%	19%	36%	1.13		1.06
21.50	7.3		1.56		0.4850		10.43	1.83	12.26	(5)%	(0)%	19%	33%	1.11		1.04
21.00	7.1		1.52		0.4850		10.19	1.83	12.02	(5)%	(0)%	19%	30%	1.09		1.02
20.50	6.9		1.48		0.4850		9.94	1.83	11.77	(5)%	(0)%	19%	28%	1.07		1.00
20.00	6.8		1.45		0.4850		9.70	1.83	11.53	(5)%	(0)%	19%	25%	1.04		0.98
19.50	6.6		1.41		0.4850		9.46	1.83	11.29	(5)%	(0)%	19%	23%	1.02		0.96
19.00	6.4		1.38		0.4850		9.22	1.83	11.05	(5)%	(0)%	19%	20%	1.00		0.94
18.50	6.3		1.34		0.4850		8.97	1.83	10.80	(5)%	(0)%	19%	17%	0.98		0.92
18.00	6.1		1.30		0.4985		8.97	1.83	10.80	(7)%	(2)%	19%	17%	0.98		0.92
17.50	5.9		1.27		0.5127		8.97	1.83	10.80	(8)%	(3)%	19%	17%	0.98		0.92
17.00	5.8		1.23		0.5278		8.97	1.83	10.80	(9)%	(4)%	20%	17%	0.98		0.92
16.50	5.7		1.21		0.5357		8.84	1.83	10.67	(9)%	(5)%	20%	16%	0.97		0.90
16.00	5.4		1.16		0.5357		8.57	1.83	10.40	(9)%	(5)%	20%	13%	0.94		0.88
15.50	5.3		1.12		0.5357		8.30	1.83	10.13	(9)%	(5)%	20%	10%	0.92		0.86
15.00	5.1		1.09		0.5357		8.04	1.83	9.87	(9)%	(5)%	20%	7%	0.89		0.84
14.50	4.9		1.05		0.5357		7.77	1.83	9.60	(9)%	(5)%	20%	4%	0.87		0.81
14.00	4.7		1.01		0.5357		7.50	1.83	9.33	(9)%	(5)%	20%	1%	0.84		0.79

(a)                     Book value per share assumes issuance at current Traveler share price of $22.08.

I SUMMARY COLLAR ANALYSIS

Summary Collar Analysis – 7/27 Proposal

Assumes $1.83 cash consideration, 0.4700x exchange ratio, cap of $26.00, floor of $18.00 (midpoint of $22.00) and second collar at $17.00

	Price as a Multiple of:									Accretion/(Dilution)				Price as a Multiple of:
Traveler	2008E		6/30/08		Exchange		Consideration			EPS		BVPS	Premium	6/30/08		12/31/08
Share Price	EPS		BVPS		Ratio		Stock	Cash	Total	2009E	2010E	12/31/08 (a)	to Current	BVPS		BVPS
$26.00	8.8	x	1.88	x	0.4700	x	$12.22	$1.83	$14.05	(4)%	1%	18%	53%	1.27	x	1.19	x
25.50	8.6		1.85		0.4700		11.99	1.83	13.82	(4)%	1%	18%	50%	1.25		1.17
25.00	8.5		1.81		0.4700		11.75	1.83	13.58	(4)%	1%	18%	47%	1.23		1.15
24.50	8.3		1.77		0.4700		11.52	1.83	13.35	(4)%	1%	18%	45%	1.21		1.13
24.00	8.1		1.74		0.4700		11.28	1.83	13.11	(4)%	1%	18%	42%	1.19		1.11
23.50	8.0		1.70		0.4700		11.05	1.83	12.88	(4)%	1%	18%	40%	1.17		1.09
23.00	7.8		1.66		0.4700		10.81	1.83	12.64	(4)%	1%	18%	37%	1.14		1.07
22.50	7.6		1.63		0.4700		10.58	1.83	12.41	(4)%	1%	18%	35%	1.12		1.05
22.00	7.5		1.59		0.4700		10.34	1.83	12.17	(4)%	1%	18%	32%	1.10		1.03
21.50	7.3		1.56		0.4700		10.11	1.83	11.94	(4)%	1%	18%	30%	1.08		1.01
21.00	7.1		1.52		0.4700		9.87	1.83	11.70	(4)%	1%	18%	27%	1.06		0.99
20.50	6.9		1.48		0.4700		9.64	1.83	11.47	(4)%	1%	18%	24%	1.04		0.97
20.00	6.8		1.45		0.4700		9.40	1.83	11.23	(4)%	1%	18%	22%	1.02		0.95
19.50	6.6		1.41		0.4700		9.17	1.83	11.00	(4)%	1%	18%	19%	1.00		0.93
19.00	6.4		1.38		0.4700		8.93	1.83	10.76	(4)%	1%	18%	17%	0.97		0.91
18.50	6.3		1.34		0.4700		8.70	1.83	10.53	(4)%	1%	18%	14%	0.95		0.89
18.00	6.1		1.30		0.4700		8.46	1.83	10.29	(4)%	1%	18%	12%	0.93		0.87
17.50	5.9		1.27		0.4834		8.46	1.83	10.29	(5)%	(0)%	19%	12%	0.93		0.87
17.00	5.8		1.23		0.4976		8.46	1.83	10.29	(6)%	(1)%	19%	12%	0.93		0.87
16.50	5.7		1.21		0.4976		8.21	1.83	10.04	(6)%	(1)%	19%	9%	0.91		0.85
16.00	5.4		1.16		0.4976		7.96	1.83	9.79	(6)%	(1)%	19%	6%	0.89		0.83
15.50	5.3		1.12		0.4976		7.71	1.83	9.54	(6)%	(1)%	19%	4%	0.86		0.81
15.00	5.1		1.09		0.4976		7.46	1.83	9.29	(6)%	(1)%	19%	1%	0.84		0.79
14.50	4.9		1.05		0.4976		7.22	1.83	9.05	(6)%	(1)%	19%	(2)%	0.82		0.77
14.00	4.7		1.01		0.4976		6.97	1.83	8.80	(6)%	(1)%	19%	(4)%	0.80		0.75

(a)                     Book value per share assumes issuance at current Traveler share price of $22.08.

II  Additional Collar Analysis

II   ADDITIONAL COLLAR ANALYSIS

Additional Collar Analysis

					$1.83 Cash per Share
	Price as a Multiple of:				0.5000x			0.4850x			0.4700x
Traveler	2008E		6/30/08		Exchange		Total	Exchange		Total	Exchange		Total
Share Price	EPS		BVPS		Ratio		Consid.	Ratio		Consid.	Ratio		Consid.
$26.00	8.8	x	1.88	x	0.4615	x	$13.83	0.4663	x	$13.96	0.4700	x	$14.05
25.50	8.6		1.85		0.4706		13.83	0.4755		13.96	0.4700		13.82
25.00	8.5		1.81		0.4800		13.83	0.4850		13.96	0.4700		13.58
24.50	8.3		1.77		0.4898		13.83	0.4850		13.71	0.4700		13.35
24.00	8.1		1.74		0.5000		13.83	0.4850		13.47	0.4700		13.11
23.50	8.0		1.70		0.5000		13.58	0.4850		13.23	0.4700		12.88
23.00	7.8		1.66		0.5000		13.33	0.4850		12.99	0.4700		12.64
22.50	7.6		1.63		0.5000		13.08	0.4850		12.74	0.4700		12.41
22.00	7.5		1.59		0.5000		12.83	0.4850		12.50	0.4700		12.17
21.50	7.3		1.56		0.5000		12.58	0.4850		12.26	0.4700		11.94
21.00	7.1		1.52		0.5000		12.33	0.4850		12.02	0.4700		11.70
20.50	6.9		1.48		0.5000		12.08	0.4850		11.77	0.4700		11.47
20.00	6.8		1.45		0.5000		11.83	0.4850		11.53	0.4700		11.23
19.50	6.6		1.41		0.5000		11.58	0.4850		11.29	0.4700		11.00
19.00	6.4		1.38		0.5000		11.33	0.4850		11.05	0.4700		10.76
18.50	6.3		1.34		0.5000		11.08	0.4850		10.80	0.4700		10.53
18.00	6.1		1.30		0.5000		10.83	0.4985		10.80	0.4700		10.29
17.50	5.9		1.27		0.5000		10.58	0.5127		10.80	0.4834		10.29
17.00	5.8		1.23		0.5000		10.33	0.5278		10.80	0.4976		10.29
16.50	5.6		1.19		0.5000		10.08	0.5357		10.67	0.4976		10.04
16.00	5.4		1.16		0.5000		9.83	0.5357		10.40	0.4976		9.79
15.50	5.3		1.12		0.5161		9.83	0.5357		10.13	0.4976		9.54
15.00	5.1		1.09		0.5333		9.83	0.5357		9.87	0.4976		9.29
14.50	4.9		1.05		0.5333		9.56	0.5357		9.60	0.4976		9.05
14.00	4.7		1.01		0.5333		9.30	0.5357		9.33	0.4976		8.80

Cap					$24.00			$25.00			$26.00
Floor					16.00			18.50			18.00
Midpoint					20.00			21.75			22.00

II   ADDITIONAL COLLAR ANALYSIS

Comparison to 0.5000x Exchange Ratio + $1.83 Cash per Share

					$1.83 Cash per Share
							0.4850x		0.4700x
	Price as a Multiple of:				0.5000x		Change		Change
Traveler	2008E		6/30/08		Total	2010E EPS	Total	2010E EPS	Total	2010E EPS
Share Price	EPS		BVPS		Consid.	Acc./(Dil.)	Consid.	Acc./(Dil.)	Consid.	Acc./(Dil.)
$26.00	8.8	x	1.88	x	$13.83	2%	$0.13	(0)%	$0.22	(1)%
25.50	8.6		1.85		13.83	1%	0.13	(0)%	(0.02)	0%
25.00	8.5		1.81		13.83	(0)%	0.13	(0)%	(0.25)	1%
24.50	8.3		1.77		13.83	(1)%	(0.12)	0%	(0.48)	2%
24.00	8.1		1.74		13.83	(2)%	(0.36)	1%	(0.72)	3%
23.50	8.0		1.70		13.58	(2)%	(0.35)	1%	(0.71)	3%
23.00	7.8		1.66		13.33	(2)%	(0.35)	1%	(0.69)	3%
22.50	7.6		1.63		13.08	(2)%	(0.34)	1%	(0.68)	3%
22.00	7.5		1.59		12.83	(2)%	(0.33)	1%	(0.66)	3%
21.50	7.3		1.56		12.58	(2)%	(0.32)	1%	(0.65)	3%
21.00	7.1		1.52		12.33	(2)%	(0.32)	1%	(0.63)	3%
20.50	6.9		1.48		12.08	(2)%	(0.31)	1%	(0.62)	3%
20.00	6.8		1.45		11.83	(2)%	(0.30)	1%	(0.60)	3%
19.50	6.6		1.41		11.58	(2)%	(0.29)	1%	(0.59)	3%
19.00	6.4		1.38		11.33	(2)%	(0.29)	1%	(0.57)	3%
18.50	6.3		1.34		11.08	(2)%	(0.28)	1%	(0.56)	3%
18.00	6.1		1.30		10.83	(2)%	(0.03)	0%	(0.54)	3%
17.50	5.9		1.27		10.58	(2)%	0.22	(1)%	(0.29)	2%
17.00	5.8		1.23		10.33	(2)%	0.47	(2)%	(0.04)	0%
16.50	5.6		1.19		10.08	(2)%	0.59	(3)%	(0.04)	0%
16.00	5.4		1.16		9.83	(2)%	0.57	(3)%	(0.04)	0%
15.50	5.3		1.12		9.83	(3)%	0.30	(2)%	(0.29)	2%
15.00	5.1		1.09		9.83	(5)%	0.04	(0)%	(0.54)	3%
14.50	4.9		1.05		9.56	(5)%	0.03	(0)%	(0.52)	3%
14.00	4.7		1.01		9.30	(5)%	0.03	(0)%	(0.50)	3%

Cap					$24.00		$25.00		$26.00
Floor					16.00		18.50		18.00
Midpoint					20.00		21.75		22.00